                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG






                   RICHARD S. PARDES (THE SOLE STOCKHOLDER OF
                            COLUMBIA EQUITIES, LTD.)

                                       AND

                             COLUMBIA EQUITIES, LTD.

                                       AND

                                 OCEANFIRST BANK

                                    AS BUYER



                                 JUNE 27, 2000,

                                TABLE OF CONTENTS

SECTION 1.  DEFINITIONS......................................................2
            -----------

SECTION 2.  PURCHASE.........................................................9
            --------
      2.1   Purchase and Sale................................................9
            -----------------
      2.2   Purchase Price; Payment..........................................9
            -----------------------
      2.3   Closing..........................................................9
            -------
      2.4   Deliveries at the Closing........................................9
            -------------------------
      2.5   Preparation and Delivery of Fiscal Year End Financial Statements
            ----------------------------------------------------------------
            and Closing Date Financial Statements...........................10
            -------------------------------------

SECTION 3.  REPRESENTATIONS AND WARRANTIES REGARDING
            ----------------------------------------
            SELLER AND THE COMPANY..........................................11
            ----------------------
      3.1   Organization and Good Standing of the Company...................11
            ---------------------------------------------
      3.2   Subsidiaries....................................................11
            ------------
      3.3   Capitalization: Title to Shares.................................11
            -------------------------------
      3.4   Authority, Approvals and Consents...............................12
            ---------------------------------
      3.5   Financial Statements............................................12
            --------------------
      3.6   Absence of Certain Changes or Events............................13
            ------------------------------------
      3.7   Contracts.......................................................14
            ---------
      3.8   Brokers.........................................................15
            -------
      3.9   Transactions with Insiders......................................15
            --------------------------
      3.10  Properties and Insurance........................................15
            ------------------------
      3.11  Absence of Undisclosed Liabilities..............................16
            -----------------------------------
      3.12  No Conflict or Violation........................................16
            ------------------------
      3.13  Consents and Approvals..........................................17
            -----------------------
      3.14  Litigation......................................................17
            ----------
      3.15  Labor Matters...................................................17
            -------------
      3.16  Compliance with Law; Permits and Licenses.......................18
            -----------------------------------------
      3.17  No Other Agreements to Sell the Assets or the Shares............18
            -----------------------------------------------------
      3.18  Proprietary Rights..............................................18
            ------------------
      3.19  Employee Benefit Plans..........................................18
            ----------------------
      3.20  Transactions with Certain Persons...............................21
            ----------------------------------
      3.21  Environmental Liability.........................................21
            -----------------------
      3.22  Loans...........................................................21
            -----
      3.23  Taxes...........................................................21
            -----
      3.24  Real Estate Owned...............................................23
            -----------------
      3.25  Servicing Portfolio.............................................23
            -------------------
      3.26  No Repurchase Agreements........................................25
            ------------------------
      3.27  Forbearance.....................................................25
            -----------
      3.28  Assets and Agreements...........................................25
            ---------------------
      3.29  Mortgage Sale Agreements........................................25
            ------------------------
      3.30  ARM Adjustments.................................................25
            ---------------

      3.31  Insurance.......................................................25
            ---------
      3.32  No Penalties....................................................26
            ------------
      3.33  No Other Representations or Warranties..........................26
            --------------------------------------

SECTION 4.  REPRESENTATIONS AND WARRANTIES REGARDING
            ----------------------------------------
            BUYER...........................................................26
            -----
      4.1   Incorporation of Buyer..........................................26
            ----------------------
      4.2   Power; Authorization; Consents..................................26
            ------------------------------
      4.3   Financial Matters...............................................27
            -----------------
      4.4   Regulatory Approval.............................................27
            -------------------

SECTION 5.  ACTIONS BY THE COMPANY, SELLER AND BUYER PRIOR
            ----------------------------------------------
            TO CLOSING......................................................27
            ----------
      5.1   Maintenance of Business and Preservation of Permits and
            -------------------------------------------------------
            Services........................................................27
            --------
      5.2   Additional Financial Statements.................................27
            -------------------------------
      5.3   Certain Prohibited Transactions.................................28
            -------------------------------
      5.4   Investigation by Buyer..........................................29
            ----------------------
      5.5   Consents and Best Efforts.......................................30
            -------------------------
      5.6   Notification of Certain Matters.................................30
            -------------------------------
      5.7   No Mergers, Consolidations, Sale of Shares, Etc.................30
            ------------------------------------------------
      5.8   Governmental Agencies...........................................31
            ---------------------
      5.9   [INTENTIONALLY OMITTED].........................................31
      5.10  [INTENTIONALLY OMITTED].........................................31
      5.11  Announcements...................................................31
            -------------
      5.12  Consents, Cooperation...........................................31
            ---------------------
      5.13  Notification of Certain Matters.................................32
            -------------------------------
      5.14  Further Assurances..............................................32
            ------------------
      5.15  Retention of Books and Records..................................32
            ------------------------------
      5.16  Personnel.......................................................32
            ---------
      5.17  Transaction Expenses............................................33
            --------------------
      5.18  Fulfillment of Conditions.......................................33
            -------------------------
      5.19  Standard of Care................................................33
            ----------------
      5.20  Sale of Servicing...............................................34
            -----------------
      5.21  Name of Company.................................................34
            ---------------

SECTION 6.  CONDITIONS TO THE OBLIGATIONS OF BUYER..........................34
            --------------------------------------
      6.1   Representations and Warranties; Covenants.......................34
            -----------------------------------------
      6.2   Consents........................................................34
            --------
      6.3   No Governmental Orders..........................................35
            ----------------------
      6.4   Opinion of Sellers' Counsel.....................................35
            ---------------------------
      6.5   Absence of Injunction...........................................35
            ---------------------
      6.6   Officers and Directors..........................................35
            ----------------------
      6.7   Certificates....................................................35
            ------------
      6.8   Regulatory Consents and Approvals...............................35
            ---------------------------------
      6.9   No Material Adverse Effect......................................35
            --------------------------

SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF SELLERS........................36
            ----------------------------------------
      7.1   Representations and Warranties; Covenants.......................36
            -----------------------------------------
      7.2   Absence of Litigation...........................................36
            ---------------------
      7.3   Certificates....................................................36
            ------------
      7.4   Regulatory Consents and Approvals...............................36
            ---------------------------------

SECTION 8.  ACTIONS BY SELLER, THE COMPANY AND BUYER AFTER
            ----------------------------------------------
            THE CLOSING.....................................................36
            -----------
      8.1   Books and Records...............................................36
            -----------------
      8.2   Further Assurances..............................................37
            ------------------
      8.3   Noncompetition..................................................37
            --------------
      8.4   Certain Tax Matters:............................................37
            -------------------
      8.5   Preparation and Delivery of Tax Returns and the Fiscal Year End
            ---------------------------------------------------------------
            Financial Statements............................................39
            ---------------------

SECTION 9.  CONFIDENTIALITY.................................................39
            ---------------
      9.1   Confidentiality.................................................39
            ---------------

SECTION 10. TERMINATION.....................................................40
            -----------
      10.1  Termination.....................................................40
            -----------
      10.2  Effect of Termination...........................................41
            ---------------------

SECTION 11. LIMITED SURVIVAL................................................41
            ----------------
      11.1  Survival........................................................41
            --------

SECTION 12. MISCELLANEOUS...................................................41
            -------------
      12.1  Headings........................................................41
            --------
      12.2  Notices.........................................................41
            -------
      12.3  Assignment......................................................43
            ----------
      12.4  Entire Agreement................................................43
            ----------------
      12.5  Amendment, Waiver...............................................43
            -----------------
      12.6  Counterparts....................................................44
            ------------
      12.7  Governing Law...................................................44
            -------------
      12.8  Severability....................................................44
            ------------
      12.9  No Third Person Beneficiaries...................................44
            -----------------------------
      12.10 No Agreement until signed by all parties.  .....................44
            ----------------------------------------
      12.11 Invalidity......................................................44
            ----------
      12.12 Publicity.......................................................44
            ---------
      12.13 Disclosure Schedule.............................................44
            -------------------
      12.14.Power of Attorney...............................................44
            -----------------
Exhibits
      A.    Change in Control Agreements
      B.    Employment Agreement
      C.    Consulting Agreement
      D.    Schedule 8.4

                            STOCK PURCHASE AGREEMENT

      THIS AGREEMENT dated this 27th day of June 2000, by and among OceanFirst Financial Corp., a Delaware Corporation ("Parent"), OceanFirst Bank, a federal savings bank and wholly owned subsidiary of Parent ("OceanFirst" or the "Buyer") and Richard S. Pardes, the sole stockholder of Columbia Equities, Ltd. ("Seller"), and Columbia Equities, Ltd. corporation (the "Company").

      WHEREAS, Buyer desires to purchase and Seller desires to sell all issued and outstanding shares of capital stock of the Company, on the terms and conditions hereinafter set forth ("Transaction").

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS
            -----------

      1.1 In this Agreement (including the recitals and Schedules hereto), except as expressly provided or as the context otherwise requires, the terms below shall have the following meanings:

      "Advances"  shall mean  amounts  that as of the  Closing  Date,  have been
       --------
advanced by the Company in connection with servicing the Loans (including, without limitation, principal, interest, taxes and insurance premiums) and which have been paid by the Company as the servicer for the Loans pursuant to
applicable  Investor   requirements  and  the  terms  of  applicable   Servicing
Agreements.

      "Affiliate"  means,  with  respect  to any  Person,  any other  Person who
       ---------
directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such Person. "Control" (including the terms "controlling," "controlled by" and under "common control with" a Person) means the possession, direct or indirect of the power to (i) vote 50% or more of the voting securities of such Person or (ii) possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

      "Agency or Agencies" shall mean FNMA, FHLMC, GNMA, HUD, FHA, and VA.
       ------------------

      "Agency Portfolio" shall mean any loans serviced for Agencies.
       ----------------

      "Agreement"  means  this  agreement  including  all  recitals,   Exhibits,
       ---------
Schedules and the Disclosure Schedule relating hereto.

      "Bank  Regulatory  Agencies"  shall  mean the  Federal  Deposit  Insurance
       --------------------------
Corporation, the Office of Thrift Supervision, any similar agency of any state or any successor to any of the foregoing.

      "Bankruptcy  Action"  shall  mean,  with  respect to any of the  Company's
       ------------------
Loans, that the borrower (i) has made an assignment for the benefit of creditors or has petitioned or applied to any tribunal for the appointment of a custodian, receiver or trustee for the borrower or for a substantial part of the borrower's assets, (ii) has commenced any proceeding under any bankruptcy, reorganization, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, or (iii) has pending against the borrower any such petition, application or proceedings.

      "Business  Day"  means  any day  which is not a Sunday or any other day on
       -------------
which the Buyer is open for business.

      "Closing"  means  the  closing  of the  purchase  and  sale of the  Shares
       -------
pursuant to this Agreement.

      "Closing  Date"  means the day of the  Closing,  which shall be as soon as
       -------------
practicable following the date on which all conditions to the obligations of Buyer and Seller under Sections 6 and 7 of this Agreement have been satisfied.

      "Closing  Date  Financial   Statements"  means  the  unaudited   financial
       -------------------------------------
statements required by Section 2.5(a).

      "Closing Date Payment" means $4.0 million.
       --------------------

      "Code" means the Internal Revenue Code of 1986, as amended.
       ----

      "Collateral" means the property securing a Loan.
       ----------

      "Company  Agreement"  or  "Contract"  or  "Contracts"  means any mortgage,
       ---------------------------------------------------
indenture, note, agreement, contract, lease, license, franchise, obligation, instrument or other commitment, arrangement or understanding of any kind, to which the Company is a party or by which the Company or any of its property may be bound or affected, including without limitation any agreements with or licenses or permits issued by any Agency and any agreements entered into by Sellers that affect the Company in any way.

      "Disclosure  Schedule"  means the  disclosure  schedule  relating  to this
       --------------------
Agreement attached hereto and delivered by Seller to Buyer.

      "Encumbrances" means any lien, charge or encumbrance.
       ------------

      "Environmental Laws" shall mean all federal,  state,  district,  and local
       ------------------
laws, and all rules or regulations promulgated thereunder, applicable to the Company and where applicable to the Seller relating to pollution or protection of the environment. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Clean Water Act, as amended, the Safe Drinking Water Act, as amended, the Clean Air Act, as amended, the Atomic Energy Act of 1954, as amended, and all analogous laws promulgated or issued by any state or other governmental authority, including without limitation, the laws of the States of New York, New Jersey and Florida and any other states where loans are originated by the Company.

      "ERISA"  means the Employee  Retirement  Income  Security Act of 1974,  as
       -----
amended.

      "Facilities" means the offices and all other real property owned or leased
       ----------
by the Company, but excluding REO.

      "Final  Adjusted Net Worth" means the net worth of the Company  determined
       -------------------------
in accordance with GAAP, as set forth in the Fiscal Year End Financial Statements, as reduced to eliminate receivables from affiliates and related parties existing at the Closing Date and reduced by the amount of any liability reflected in the Closing Date Financial Statements that was not reflected in the Fiscal Year End Financial Statements that was not incurred in the ordinary course of business, which is considered a Material Agreement or Material Contract (except for such Material Agreements or Material Contracts that are either (i) contemplated by this Agreement, or (ii) approved by Buyer, which approval shall not be unreasonably withheld), and decreased to eliminate all amounts for capitalized servicing and increased by the Servicing Amount less any amounts of the purchase price for the Agency Portfolio not paid by the purchaser of the Agency Portfolio as a result of the Agency Portfolio purchaser's review of the Agency Portfolio loan documentation.

      "Financial Statements" means the audited consolidated financial statements
       --------------------
of the Company for the years ended May 31, 1999, 1998 and 1997, including the notes thereto accompanied by the report thereon of Ernst & Young LLP and the unaudited consolidated financial statements of the Company for the period ended February 29, 2000.

      "FHA" shall mean the Federal Housing  Administration  of the Department of
       ---
Housing and Urban Development of the United States of America or any successor thereto.

      "FHLMC"  shall mean the  Federal  Home Loan  Mortgage  Corporation  or any
       -----
successor thereto.

      "Fiscal  Year End  Financial  Statements"  means the audited  consolidated
       ---------------------------------------
financial statements of the Company for the fiscal year ended May 31, 2000, prepared in accordance with GAAP applied consistent with past practice including notes thereto accompanied by the report thereon of Ernst & Young LLP. The Fiscal Year End Financial Statements will reflect all adjustments and accruals necessary for a fair presentation of the financial condition of the Company and the results of its operations consistent with GAAP for the period presented.

      "FNMA"  shall  mean  the  Federal  National  Mortgage  Association  or any
       ----
successor thereto.

      "Forbearance"  shall  mean any  written  agreement  with the  borrower  or
       -----------
guarantor of any of the Loans to waive or forbear from exercising a right or remedy under the applicable documents for Loans or to waive or forgive any portion of the accrued interest of the Loans.

      "Foreclosure"  shall mean the legal process involved in the acquisition of
       -----------
title to collateral securing any Loans in a foreclosure sale or pursuant to any other comparable procedure allowed under applicable law.

      "GAAP" means Generally Accepted Accounting Principles.
       ----

      "GNMA" shall mean the  Government  National  Mortgage  Association  or any
       ----
successor thereto.

      "HUD" shall mean the  Department of Housing and Urban  Development  or any
       ---
successor thereto.

      "Insurer" shall mean (i) an entity or person who insures or guarantees all
       -------
or any portion of the risk of loss upon borrowers' default on any of the Loans, including, without limitation, the FHA, the VA and any private or other public mortgage insurer, and (ii) providers of life, hazard, flood, disability, title or other insurance with respect to any of the Loans or the collateral.

      "Investor" shall mean the FHLMC, FNMA, GNMA, HUD or any
       --------
state Investor or corporate or private Investor, as the case may be, who owns any of the Loans or holds beneficial title to any of the Loans.

      "Investor  Commitment" shall mean the commitment of a Person to purchase a
       --------------------
Loan owned by the Company or to be owned by the Company upon the closing of such Loan.

      "Insider"  means,  with respect to any Person,  any  officer,  director or
       -------
Affiliate of such Person.

      "Knowledge of Seller", or words of similar import,  means actual knowledge
       -------------------
of the Seller or any other Person who is an officer of the Company.

      "Legal  Requirements"  means  all  statutes,   ordinances,  codes,  rules,
       -------------------
regulations, standards, judgments, decrees, writs, rulings, injunctions, orders and other requirements of governmental, administrative or judicial entities that are material and applicable to the Company and any of its property.

      "Letter of Intent"  means the letter of intent  entered  into  between the
       ----------------
Buyer, Seller and Company dated June 11, 2000.

      "Lien" means any encumbrance, charge, right or other security interest.
       ----

      "Litigation"  shall mean a court action,  an  administrative or regulatory
       ----------
action, governmental investigation for which the Company or Seller has received notice, or an arbitration proceeding, including, without limitation, Bankruptcy Action or pending Foreclosure.

      "Loan  Documents"  shall mean all files,  records and  documents  existing
       ---------------
which were customarily required to originate and secure the Loans and reasonably necessary to service the Loans in accordance with Investor requirements.

      "Loans" shall mean (i) loans owned by the Company,  or (ii) loans that are
       -----
in the process of being closed by the Company (I.E., pipeline loans), or (iii) loans that are serviced by the Company.

      "Material  Adverse Effect" shall mean an effect which: (1) is material and
       ------------------------
adverse to the business, operations, assets, properties, financial condition or results of operations of the Company; (2) materially and adversely affects the ability of the Company to perform its material obligations hereunder; (3)
materially and adversely affects the ability of the Company to continue to originate Loans or maintain a Servicing Portfolio substantially at levels historically maintained by the Company as reflected in the Financial Statements delivered to Buyer under this Agreement; (4) materially and adversely affects the timely consummation of the transactions contemplated hereby, except that any effect that is directly a consequence of the Company's and Seller's compliance with Section 5.3 or 5.20 of the Agreement shall not be deemed to cause a Material Adverse Effect. In addition, without limiting the foregoing, a breach of any of the following representations and warranties will constitute a Material Adverse Effect: the first sentence of Section 3.1, any portion of
Section 3.3, the first two sentences of Section 3.4, and Section 3.6(a).

      "Material  Agreement" or "Material  Contract"  means each of the following
       -------------------      ------------------
Company Agreements or Seller Agreements that are material to the business, operations, assets or financial condition of the Company, including, without regard to materiality, each of the following Company Agreements:

      (a) any mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to borrowing of money by the Company or guarantee by the Company of such obligation;

      (b) any guaranty, direct or indirect, by the Company of any obligation for borrowed money, excluding endorsements made for collection in the ordinary course of business;

      (c) any obligation to sell or to register the sale of any of the shares or other securities of the Company;

      (d) any obligation to make payments, contingent or otherwise, arising out of the prior acquisition by the Company of the business of other persons;

      (e) any lease or similar arrangement requiring payments by the Company in excess of $5,000 per annum;

      (f)   any Company Agreement to which any Insider is a party;

      (g) any Company Agreement providing for aggregate payments in excess of $25,000 per annum after the Closing that is not terminable by the Company on less than 180 days' notice without penalty;

      (h) any Company Agreement containing non-competition covenants binding on the Company;

      (i) any partnership, joint venture or similar agreement to which the Company is a party;

      (j) any employment contracts, arrangements, commitments or understandings of any kind with any officer, director, employee or consultant of the Company which may not be terminated by the Company without penalty upon not more than 30 days' notice, pursuant to which payments may be required to be made following the Closing; and

      (k) any contract obligating the Company to pay an amount in excess of $25,000 per annum;

      (l) any capital expenditure, capital contribution or capital financing by the Company in an amount in excess of $10,000.

      "Permits" shall mean all licenses,  permits, orders, consents,  approvals,
       -------
registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign laws and governmental or regulatory bodies or Agencies.

      "Person"  means  and  includes  an  individual,  corporation,  partnership
       ------
(limited or general), joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereof or any other entity.

      "Purchase Price" has the meaning given such term in Section 2.2 hereof.
       --------------

      "Related  Escrow  Accounts"  means the  mortgage  escrow/impound  accounts
       -------------------------
maintained by the Company related to Servicing.

      "Revised  Basis  Points"  means  157.4 basis  points plus the  positive or
       ----------------------
negative difference between the weighted average basis points that the Agency Portfolio is sold for in a sale pursuant to Section 5.20, as compared to 162.238 basis points.

      "Servicing" or "Servicing Rights" means the right to receive servicing fee
       -------------------------------
income and other income in connection with the rights and responsibilities of the Company with respect to servicing and master servicing mortgage loans under Servicing Agreements and the maintenance and servicing of Related Escrow Accounts.

      "Servicing  Amount" means the lesser of (i) $12.112  million,  or (ii) the
       -----------------
product of the Revised Basis Points times the unpaid principal balance of the Loans in the Servicing Portfolio as of May 31, 2000.

      "Servicing  Agreements"  means  the  mortgage  Loan  Servicing  agreements
       ---------------------
pursuant to which the Company is currently servicing and master servicing certain mortgages and deeds of trusts relating to the Loans.

      "Servicing  Portfolio"  as of a  particular  date means the  portfolio  of
       --------------------
mortgage Loans serviced by the Company pursuant to mortgage Servicing Agreements, together with all warehouse Loans, but not including any warehouse Loans committed to be sold pursuant to an Investor Commitment on a servicing released basis, as of such date.

      "Shares" means all issued and outstanding Common Shares of the Company.
       ------

      "Tax"  or  "Taxes"  means  all  taxes,  charges,  fees,  levies  or  other
       ----------------
assessments, and all estimated payments thereof, including but not limited to income, excise, property, sales, use, value added, environmental, franchise, payroll, transfer, gross receipts, withholding, social security, and unemployment taxes, imposed by any federal, state, county or local government, or any subdivision or agency thereof, and any interest, penalty and expense relating to such taxes, charges, fees, levies or other assessments.

      "VA" means the Veterans Administration or any successor thereto.
       --

      1.2   Other Defined Terms.  Other  terms  defined throughout the Agreement
            -------------------
shall have the meanings defined for such terms in the Section in which such terms are defined.

SECTION 2.  PURCHASE
            --------

      2.1 Purchase and Sale.  Upon the terms and subject to the  conditions  set
          -----------------
forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the Shares as of the Closing Date.

      As of the Closing Date, Buyer will obtain the release of Seller as guarantor of the credit facility maintained by the Company with Fleet Bank, it being understood that, promptly after the Closing Date, Buyer will be providing the funds necessary for the Company to conduct its mortgage banking operations.

      2.2   Purchase Price; Payment
            -----------------------

      (a) The purchase price for the Shares (the "Purchase Price") will be equal to the greater of (i) $4.0 million, or (ii) the lesser of (A) the Final Adjusted Net Worth, or (B) $6.1 million.

      (b)   The Purchase Price will be paid as follows:

            (i) On the Closing Date, Buyer will pay to Seller the Closing Date Payment by wire transfer of immediately available funds.

            (ii) Promptly following the sale and receipt of payment from the sale of all or part of the Company's Agency Portfolio pursuant to Section 5.20, the parties shall calculate the Final Adjusted Net Worth in good faith. If the Final Adjusted Net Worth exceeds the Closing Date Payment, the excess shall promptly be paid to Seller by wire transfer of immediately available funds, together with interest from the Closing Date to the date of payment at the rate of 10% per annum.

      2.3 Closing.  Subject to the  conditions  set forth in Sections 6 and 7 of
          -------
this Agreement, the Closing will take place at the offices of OceanFirst Financial Corp. on the Closing Date. Buyer and Seller agree to cooperate to exercise commercially reasonable efforts to close the transaction contemplated herein as soon as reasonably practicable following the date of execution of this Agreement.

      2.4   Deliveries at the Closing.  Subject to the provisions of Sections  6
            -------------------------
and 7 hereof, at the Closing:

      (a)   Seller agrees to deliver to Buyer:

            (i) certificates representing the Shares duly endorsed for transfer to Buyer;

            (ii) all opinions, certificates and other instruments and documents contemplated under Section 6 to be delivered by Seller at or prior to the Closing; and

            (iii) all other documents,  instruments and writings  required to be delivered by Seller or the Company at or prior to the Closing Date pursuant to this Agreement or otherwise, or reasonably requested by Buyer in connection herewith.

      (b)   Buyer agrees to deliver to Seller:

            (i) $4.0 million in immediately available federal funds by wire transfer to the bank account(s) designated by Seller prior to Closing;

            (ii)  all   certificates   and  other   instruments   and  documents
                  contemplated under Section 7 to be delivered by Buyer or the Company at or prior to the Closing;

            (iii) a release of Seller from the guaranty  of  the credit facility maintained by the Company with Fleet Bank; and

            (iv) all other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise, or reasonably requested by Seller in connection herewith.

            (v) In addition, at Closing the Company shall deliver to Seller an assignment of all receivables from related or affiliated parties, to the extent such receivables are included as a deduction to Final Adjusted Net Worth.

      2.5   Preparation and Delivery of Fiscal Year End Financial Statements and
            --------------------------------------------------------------------
            Closing Date Financial Statements.
            ---------------------------------

      (a) Prior to Closing, Seller shall take all action necessary, including preparing all necessary documents and providing any necessary assistance to enable the Company to deliver to Buyer, as soon as practical, the Fiscal Year End Financial Statements. In addition, Buyer will cause Closing Date Financial Statements to be prepared as soon as practicable after Closing on the same basis as the Fiscal Year End Financial Statements and delivered to Buyer. The Closing Date Financial Statements shall be prepared by Ernst & Young LLP and Seller shall cooperate with Buyer and the Company and Ernst & Young LLP and provide such assistance as may be necessary to enable Ernst & Young LLP to prepare such Closing Date Financial Statements.

SECTION 3.  REPRESENTATIONS AND WARRANTIES REGARDING SELLER AND THE
            -------------------------------------------------------
            COMPANY

      The Seller and the Company have diligently sought to disclose all material aspects of the business, financial condition and assets and liabilities of the Company to the Buyer and, except as specifically disclosed in this Agreement or in the Disclosure Schedule of the Seller and Company delivered with this Agreement, Seller and the Company hereby represent and warrant to Buyer as follows:

      3.0 Standards.  No  representation or warranty of the Seller or Company in
          ---------
Section 3 hereof shall be deemed untrue or incorrect on account of the existence of any fact, circumstance or event unless, as a direct or indirect consequence of such fact, circumstance or event, either individually or taken together with all other facts, circumstances or events inconsistent with any paragraph of
Section 3, as modified by the Disclosure Schedule, there is reasonably likely to exist a Material Adverse Effect.

      3.1  Organization  and Good  Standing of the Company.  The Company is duly
           -----------------------------------------------
incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, and has the corporate power and authority to own, lease and operate the property used in its business and to carry on its business as now being conducted. The Company is registered to do business and is in good standing in all jurisdictions listed on Section 3.1 of the Disclosure Schedule and the Company is not required to be registered to do business, qualified or authorized to do business under applicable law in any jurisdiction not listed on
Section 3.1 of the Disclosure Schedule. Sellers and/or the Company has made available to Buyer true and complete copies of the Certificate of Incorporation and all amendments thereto of the Company to the date hereof and the Bylaws of the Company as in effect on the date hereof. The minute books and stock transfer ledgers of the Company have been made available to Buyer prior to the execution of this Agreement and accurately reflect all record transfers in the capital stock of the Company prior to the execution of this Agreement and the originals thereof will be delivered to the Company at Closing.

      3.2  Subsidiaries.  Other  than  as  identified  in  Section  3.2  of  the
           ------------
Disclosure Schedule, the Company does not own, directly or indirectly, any debt, shares or other equity interest or securities in any corporation, partnership, joint venture or other Person, and has no agreement or commitment to purchase any such interest.

      3.3  Capitalization:  Title to Shares. The authorized capital stock of the
           --------------------------------
Company consists of 12,000 shares of Common Stock of which 12,000 shares are issued and outstanding and no shares of Preferred Stock. All of the Shares have been validly authorized and issued, and are fully paid and nonassessable. There is no security, option, warrant, right, call, subscription agreement, commitment or understanding of any nature whatsoever to which any of the Seller or the Company is a party, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, (ii) obligate the Seller or the Company to grant, offer or enter into any of the foregoing or (iii) relates to the voting or control of such capital stock, securities or rights. Seller has good and marketable title to 100% of the Common Shares, free and clear of any Liens. There are no restrictions upon the voting or transfer of any Shares pursuant to the charter or bylaws of the Company or any agreement or other instrument to which the Company or any Affiliate of the Company is a party or by which the Company or any Affiliate of the Company or the Seller is bound. Upon consummation of the Transaction contemplated by this Agreement, Buyer will be the owner of the Shares, free of all Encumbrances other than any Encumbrances arising as a result of any action by Buyer.

      3.4  Authority,  Approvals  and  Consents.  The  execution,  delivery  and
           ------------------------------------
performance of this Agreement by Seller and the Company has been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller, enforceable against such Seller in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and will not:

      (a) contravene any provisions of the Certificate of Incorporation or Bylaws of the Company;

      (b) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination in respect of, any material contract, agreement, commitment, understanding or arrangement of any kind to which Seller or the Company is a party or to which Seller or any of the Company's property is subject;

      (c) violate or conflict with any Legal Requirements applicable to the Seller or to the Company; or

      (d) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority.

      3.5   Financial Statements.
            --------------------

      (a) Financial Statements have been delivered to Buyer by Seller. Fiscal Year End Financial Statements will be delivered to the Buyer as soon as reasonably practical. Except as otherwise set forth therein (including the footnotes, supplemental schedules and the statement of accounting policy), the Financial Statements are based on the books and records of the Company, fairly present in all material respects, the financial position and results of operations and cash flows of the Company, as of the date of or for the period indicated therein, in accordance with GAAP, and, except for the interim financial statements, including the Financial Statements for the period ended

February 29, 2000, have been audited by Ernst & Young LLP, independent auditors. The minute books of the Company contain accurate records of all corporate actions of their respective shareholders and Boards of Directors (there being no committees of the Boards of Directors).

      (b) The interim financial statements through February 29, 2000 previously provided by Seller to Buyer and all additional financial statements that have or will be provided by Seller pursuant to Section 5.2 hereof have or will fairly present, in all material respects, the financial position and results of operations of the Company as of the date or for the period indicated therein in accordance with GAAP subject to the accounting practices and presentation (including the absence of complete footnotes) normally applied by the Company in the preparation of interim financial statements and subject to normal year-end adjustments.

      (c) Nothing contained in the Disclosure Schedule shall be deemed to qualify any representation or warranty contained in this Section 3.5.

      3.6   Absence  of  Certain  Changes  or Events.  Since  February 29, 2000,
            ----------------------------------------
there has not been any:

      (a) event and there has not existed any condition that has had or is reasonably likely to have a Material Adverse Effect on the Company, excluding any such effects resulting directly from new state or federal legislation or regulations or interpretations thereof, general economic conditions (such as fluctuations in interest rates or changes in the rate of mortgage prepayments) and changes in GAAP;

      (b) sale, assignment or transfer of any of the assets of the Company, other than sales, assignments or transfers of assets in the ordinary course of business consistent with past practice except as required by Section 5.20 hereof;

      (c) material change in accounting methods or practices by the Company (including, without limitation, any material change in depreciation or amortization policies or rates adopted by it) except for changes that may be required by GAAP;

      (d) entry into, termination or modification by the Company of any Material Contract except a modification to a Material Contract in the ordinary course of business consistent with past practice;

      (e) mortgage, pledge or other encumbrance of any assets of the Company other than in the ordinary course of business consistent with past practice;

      (f) declaration, setting aside or payment of any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of the Company's capital stock, except for affiliate and related party receivables that will be excluded from the definition of the Final Adjusted Net Worth;

      (g) issuance by the Company of, or commitment of the Company to issue, any shares of capital stock or obligations or securities convertible into or exchangeable for shares of capital stock;

      (h) cancellation or distribution of any indebtedness or waiver of any rights of the Company, except in the ordinary course of business consistent with past practice, except for affiliate and related party receivables that will be excluded from the definition of Final Adjusted Net Worth;

      (i) amendment, cancellation or termination of any Material Contract, license, Permit or other instrument material to the Company other than in the ordinary course of business consistent with past practice;

      (j) failure to operate the business of the Company, in the ordinary course so as to use reasonable efforts to: preserve the business intact; keep available the services of the key employees of the Company, including all officers and the five highest producing loan representatives (whether employees or independent contractors); and preserve for Buyer the goodwill of any of the Company's suppliers, customers and others having business relations with it;

      (k) revaluation by the Company of any of its assets, including without limitation, writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

      (l) damage, destruction, nor loss materially and adversely affecting the Facilities of the Company, except where covered by insurance;

      (m) agreements to borrow money entered into by the Company or any loans made or agreed to be made by the Company, other than in the ordinary course of business consistent with past practice; or

      (n) liability incurred involving $50,000 or more except in the ordinary course of business, or any increase in the amount of or any change in the assumptions underlying, or methods of calculating, any contingency or other reserves except in the ordinary course of business consistent with past practice.

      3.7  Contracts.  (a) The  Company  is not a party  to, is not bound by nor
           ---------
receives benefits under (i) any Material Agreement not made in the ordinary course of the Company's business, (ii) any material agreement, arrangement or commitment, written or otherwise, with any Investor, mortgage broker, real estate broker or agent, correspondent or any other person, individual or entity, or (iii) any contract or agreement that by its terms limits the Company's ability to conduct any type of business or to conduct business in any location, in each case, whether written or oral.

      (b) Seller has made available to Buyer for inspection true and complete copies of all Material Agreements. Neither the Company nor, to the Knowledge of Seller, any other party to any of the Material Agreements, is in breach of or default under any Material Agreement, except for breaches or defaults which are not likely to have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not (after notice or lapse of time or both), in any material respect, conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, give rise to any right of termination in respect of, any Material Agreement.

      (c) Seller or the Company, as the case may be, has previously delivered to Buyer a tape (magnetic media) on which certain information regarding the Mortgage Servicing Portfolio as of March 31, 2000 is recorded. The information contained in such tape is true and correct in all material respects. Section 3.7(c) to the Disclosure Schedule sets forth a complete and accurate list of (i) each Investor with which the Company had, as of May 31, 2000, a Servicing Agreement, together with the aggregate principal amount of Loans subject to each such Servicing Agreement as of such date, and other Loans as of such date and
(ii) the aggregate balance of all escrow deposit accounts maintained by the Company as of such date. Section 3.7(c) to the Disclosure Schedule sets forth, with respect to each such Servicing Agreement (A) whether prior consent for transfer pursuant to this Agreement is required; and (B) whether such Servicing Agreement may be terminated without cause and without the payment of any termination penalty or fee. The Company has previously made available to Buyer copies of all Servicing Agreements which were in effect on February 29, 2000 and which were in the Company's possession. Except as identified on Section 3.7(c) to the Disclosure Schedule, all such Servicing Agreements are in full force and effect at the date hereof.

      3.8 Brokers.  Except as disclosed in Section 3.8 of the Disclosure Letter.
          -------
None of the Sellers nor the Company has incurred or will incur any broker's, finder's or similar fee, commission or expense, in each case in connection with the transactions contemplated by this Agreement.

      3.9 Transactions with Insiders. Set forth on Section 3.9 to the Disclosure
          --------------------------
Schedule is a true and complete list of the following agreements and transactions: (i) all Company Agreements to which any Insider or, to the Knowledge of Seller, any Affiliate of the Company is a party and (ii) a true and complete description of all transactions between the Company or any employee benefit plan in which any employee of the Company participates, on the one hand, and any Insider or, to the Knowledge of Seller, any Affiliate of the Company, on the other hand.

      3.10  Properties and Insurance.
            ------------------------

      (a) Section 3.10 of the Disclosure Schedule attached hereto sets forth a list of all personal property owned by the Company. The Company owns no real property other than REO. There are no liens on any real or personal property owned by the Company except (i) as may be reflected in the Financial Statements, (ii) for any lien for current taxes not yet delinquent, (iii) for such other liens, security interests, claims, charges, options or other encumbrances and imperfections of title as do not materially affect the value of personal or real property reflected in the Financial Statements or acquired since the date of such Financial Statements and which do not materially interfere with or impair the present and continued use of such property, and (iv) as it relates to any REO, the Company has good title, free and clear of any liens, claims, charges, options or other encumbrances, to all of the property reflected in the Financial Statements, and all property acquired since the respective dates of the Financial Statements, except such property as has been disposed of in the ordinary course of business for adequate consideration. Each of such properties conforms in all material respects to currently applicable ordinances, regulations and zoning requirements and, if required, is occupied pursuant to a certificate of occupancy authorizing its current use.

      (b) Section 3.10 of the Disclosure Schedule sets forth a list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company is a party (collectively, the "Leases"), other than Leases related to REO. The Leases are in full force and effect in all material respects and, as of the date of this Agreement, the Company has not received a notice of default or termination with respect to such Leases. All leases pursuant to which the Company, as lessee, leases real or personal property are valid and enforceable in accordance with their respective terms. There has not occurred any event which would constitute a breach by Seller of, or default by Seller or the Company in, the performance of any covenant, agreement or condition contained in any Lease.

      (c) Section 3.10 of the Disclosure Schedule contains a true and complete list of all material insurance policies currently in effect that insure the business, operations or employees of the Company or any subsidiary or affect or relate to the ownership, use or operation of any of the assets and properties of the Company or any subsidiary and that have been issued to the Company or any subsidiary for the benefit of the Company or any subsidiary. Each such policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither the Company nor any subsidiary has received any notice of cancellation or termination in respect of any such policy or is in default thereunder in any material respect. Seller has no reason to believe that existing Policies cannot be renewed or replaced as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of Seller or the Company.

      3.11  Absence  of  Undisclosed  Liabilities.  Neither  the  Seller nor the
            -------------------------------------
Company has any liability (contingent or otherwise) that is material to the financial condition or results of operations of the Company, or that, when combined with all similar liabilities would be material to its business, except as disclosed in the Financial Statements, the financial statements delivered pursuant to Section 5.2 hereof or the Disclosure Schedule and except for liabilities incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements delivered pursuant to Section 5.2 hereof.

      3.12 No Conflict or Violation.  Neither the execution and delivery of this
           ------------------------
Agreement nor the consummation of the Transaction contemplated hereby will (i) conflict with or result in any breach which would constitute a material default under any term or provision of any Material Contract to which the Company is a party or is subject or by which any assets of the Company is bound, or interfere with the ability of the Company to consummate the Transaction contemplated by this Agreement, (ii) result in the creation or imposition of any Encumbrance on any of the property or assets of the Company, (iii) result in any violation of the provisions of the charter or bylaws of the Company, or (iv) result in any violation by the Company of any statute, order, rule, regulation, ordinance, code, judgment, writ, injunction, decree or award, or interfere in any material way with the ability of Seller or the Company to consummate the Transaction contemplated by this Agreement.

      3.13 Consents and Approvals. Except for the consents, waivers or approvals
           ----------------------
of, or filings or registrations with the Bank Regulatory Agencies or any Investor and except for the filing of pre- merger notification reports under the Hart-Scott-Rodino Antitrust Improvements Act if applicable, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other Person, is required to be made or obtained by the Company on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the consummation of the Transaction contemplated by this Agreement. In addition, Seller represents and warrants that, with respect to the transaction contemplated by this Agreement, there are no consents required prior to Closing or transfer of the Servicing portfolio and that only notice of change or transfer of control to Investors for whom the Company services mortgages for, HUD and the state banking departments material to the Company's mortgage origination activities is required. Seller further represents and warrants that it will take all steps necessary to provide any and all required notices of change or transfer of control to Investors, and state banking departments.

      3.14 Litigation.  There is no Litigation (other than Litigation  involving
           ----------
alleged claims that do not exceed $5,000 as to any individual matter or $50,000 in the aggregate) instituted, pending or, to the Knowledge of Seller, threatened, or, in management's opinion, likely to be asserted based upon statements made to management or any written correspondence received by management against Seller or the Company or against any asset, interest or right of Seller or the Company. There is no actual or, to the Knowledge of Seller or the threatened Litigation which presents a claim to restrain or prohibit the Transaction contemplated herein or to impose upon Buyer, the Company or Seller any material costs or obligations in connection therewith.

      3.15 Labor Matters. With respect to their employees,  the Company is not a
           -------------
party to any labor agreement with any labor organization, group or association and the Company is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and has not engaged in any unfair labor practice. The Company has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to their employees or to enter into a binding agreement with organized labor that would cover the Company's employees. To the Knowledge of the Seller there is no unfair labor practice charge or other complaint by any employee or former employee of the Company against the Company pending before any governmental agency arising out of any of the Company's activities; and there is no labor strike or labor disturbance pending or, to the Knowledge of the Seller, threatened against the Company.

      3.16  Compliance with Law; Permits and Licenses.
            -----------------------------------------

      (a) The Company is operating in all material respects in compliance with all applicable laws, statutes, ordinances and regulations, whether federal, foreign, state, Agency or local, including but not limited to, truth-in-lending, real estate settlement procedures, community reinvestment, equal credit opportunity, mortgage lender, state usury and consumer protection acts, laws and regulations. The Company has not received any notification from any agency or department of federal, state or local government (i) asserting a material violation of any such statute or regulation, (ii) threatening to revoke any license, franchise, permit or government authorization, or (iii) restricting or in any way limiting its operations. The Company is not subject to any regulatory or supervisory cease and desist order, agreement, directive, memorandum of understanding or commitment, and has not received any communication requesting that it enter into any of the foregoing.

      (b) The Company holds all Permits necessary for the ownership and conduct of the business of the Company in each of the jurisdictions in which the Company conducts or operates its business in the manner now conducted, and such Permits are in full force and effect. The consummation of the Transaction contemplated by this Agreement will not result in any revocation, cancellation or suspension of any such Permit, and there is no pending or, to the Knowledge of Seller, threatened Litigation with respect to revocation, cancellation, suspension or nonrenewal thereof and there has occurred no event which (whether with notice or lapse of time or both) will result in such a revocation, cancellation, suspension or nonrenewal thereof, in any such case.

      3.17 No Other  Agreements  to Sell the Assets or the  Shares.  Neither the
           -------------------------------------------------------
Seller nor the Company has any agreement, absolute or contingent, with any other Person to sell the capital stock, assets (other than sales of assets in the ordinary course of business consistent with past practice) or its business or to effect any merger, consolidation or other reorganization of its business or to enter into any agreement with respect thereto.

      3.18  Proprietary  Rights.  Except as  disclosed  in  Section  3.18 of the
            -------------------
Disclosure Schedule, the Company has no registrations of trademarks or other marks, domain names, trade names or other trade rights, or pending applications for any such registrations.

      3.19  Employee Benefit Plans.
            ----------------------

      (a)  Disclosure;  Delivery  of  Copies  of  Relevant  Documents  and Other
           ---------------------------------------------------------------------
Information. Section 3.19 of the Disclosure Schedule contains a complete list of
-----------
all Company employee plans. Such list shall include any employment contract, consulting agreement, severance plan arrangement or policy, any plan or arrangement providing for vacation, retirement benefits, life, health, disability or accident benefits or other fringe benefits (collectively referred to herein as "Benefit Arrangements") and any pension plan or 401(k) Plan. True and complete copies of each of the following documents have been delivered by Seller to Buyer: (i) each Benefit Arrangement provided by the Company and the Company's 401(k) Plan ("Plan") and all amendments thereto, the most recently distributed summary Plan description which has been distributed to the Company's employees and any annuity contracts or other funding instruments, including insurance policies, (ii) the most recent determination letter issued by the Internal Revenue Service, with respect to the Plan, (iii) Annual Reports on Form 5500 Series required to be filed with any governmental agency for the Plan for the most recent plan year with respect to which such reports have been filed, including any accountants' statements, (iv) the latest actuarial report and Pension Benefit Guaranty Corporation ("PBGC") filings for the Plan, (v) any other correspondence with governmental regulators regarding any Benefit Arrangements, and (vi) accounting statements demonstrating the funding status on booked liability corresponding to any post-retirement benefit obligation other than for an employee pension benefit plan.

      (b)   Representations.  Seller and Company represent and  warrant to Buyer
            ---------------
            as follows:

            (1)   Company 401(k) Plan.
                  -------------------

                  (i) The funding method used in connection with the Company's Plan are described in the annual report for the Plan. The Plan is fully funded as of this date and will be fully funded as of the Closing Date.

                  (ii) The Internal Revenue Service has issued determination letters stating that the Plan and related trust agreement is qualified and tax-exempt under the provisions of Code Sections 401(a) and 501(a) as the Plan is currently in effect as amended. The Company has no pension plan subject to the provisions of Code
                        Section 403(a). Nothing has occurred or is anticipated to occur with respect to the operation of the Plan that could cause the loss of such qualification or exemption.

                  (iii) The  Plan  has  been  administered  so as to comply with applicable laws.

            (2)  Benefit   Arrangements.   Each  Benefit  Arrangement  has  been
                 ----------------------
      administered so as to materially comply with applicable law and where intended to truly defer income by avoiding actual, constructive or other receipt.

            (3)   Miscellaneous.
                  -------------

                  (i) Neither the Company nor any officer, director, employer, agent or representative thereof, nor any Plan fiduciary, has engaged in a transaction or failed to take any action in connection with which the Company could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975, 4976 or 4980B of the Code.

                  (ii) Full payment has been made of (a) all amounts that the Company is required to pay under the terms of all Benefit Arrangements, including the Plan or under
                        Section 412 of the Code, and (b) all such amounts have been properly accrued through the Closing Date, and with respect to the Plan, through the current plan year of such Plan.

                  (iii) Neither the Company nor any  organization to which it is a successor or parent organization within the meaning of
                        Section 4069(b) of ERISA has engaged in any transaction described in Section 4069 of ERISA.

                  (iv) No amounts payable under the Plan will fail to be deductible for federal income tax purposes by virtue of
                        Section 280G of the Code or any regulation.

                  (v) With respect to the Plan, it is not funded wholly or partially through an insurance policy.

                  (vi) Other than as provided in this Agreement, the transfer of the Shares to Buyer as contemplated by Article 2 hereof will not (a) entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment, (b) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee, other than any acceleration with respect to the time of payment or vesting under the Plan or any other Benefit Arrangement, or (c) renew or extend the term of any agreement regarding compensation for a current or former employee.

                  (vii) There is no pending or, to the  Knowledge of the Seller, threatened or anticipated material claim, against or otherwise involving the Company Plan, any trust related thereto, or any fiduciary thereof, other than routine claims for benefits. There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Benefit Arrangement or the Plan or any fiduciary thereof (other than rules of general applicability).

                  (viii)To the  Knowledge of Seller,  the Company nor the Seller
                        or any officers of the Company has engaged in any transaction or acted or failed to act in any manner that would subject the Company to any liability for breach of a duty under ERISA.

                  (ix) Other than routine claims for benefits, no claim against, or legal proceeding involving, the Company or any Company Benefit Arrangement is pending or, to the Knowledge of the Company or Seller, threatened.

      3.20  Transactions with Certain Persons.
            ----------------------------------

      (a) Section 3.20 of the Disclosure Schedule identifies all Contracts, agreements or other arrangements in existence or effect as of the date hereof by and between the Company, on the one hand, and any Affiliate of the Company, on the other, which involves an annual aggregate payment or value in excess of $25,000.

      (b) Since January 1, 2000, the Company has not settled any intercompany trade receivables and payables with Affiliates except in the ordinary course of business at the recorded amounts thereof.

      (c) Since January 1, 2000, the Company has not changed any of its policies applicable to creation or settlement of intercompany charges.

      3.21 Environmental Liability. There is no Litigation seeking to impose, or
           -----------------------
that could reasonably result in the imposition on the Company or Seller of any liability arising under any of the Environmental Laws, pending or, to the Knowledge of Seller, threatened, or, in the opinion of management likely to be asserted based upon statements made to management or any written correspondence received by management against Seller or the Company; to the Knowledge of Seller, there is no reasonable basis for any such Litigation that would impose any such liability; and the Company is not subject to any agreement, order, judgment, decree, or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

      3.22  Loans.  Each of the Loans (i) is  evidenced by notes,  agreements or
            -----
other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, each of the Loans has been secured by valid liens and security interests which have been properly perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and general equity principles. There are no defenses, setoffs or counterclaims (other than payment defaults) under any Loans. The documents related to Loans originated by the Company are in compliance in all material respects with applicable law and Investor requirements and are complete in all material respects with regard to servicing activity.

      3.23  Taxes.
            -----

      (a) All tax returns for all periods ending on or before the Closing Date that are or were required to be filed by, or with respect to, the Company have been or will be filed on a timely basis in accordance with the laws, regulations and administrative requirements of each taxing authority. Seller will, at Seller's expense, timely file or cause to be filed all tax returns that will be required to be filed after the Closing Date by, or with respect to, the Company for all periods ending on or before the Closing Date in accordance with applicable laws, regulations and administrative requirements, and Buyer and the Seller and Company will cooperate with respect thereto. All such tax returns that have been filed on or before the Closing Date were, when filed, and continue to be, true, correct and complete in all material respects. All such tax returns that are filed after the Closing Date will be true, correct and complete in all material respects when filed or caused to be filed by the Company.

      (b) Section 3.23 of the Disclosure Schedule lists (i) all United States federal, state and local Income Tax Returns that have been filed with respect to any taxable period ending, or with respect to any event or state of facts occurring or existing, on or after May 31, 1997 by the Company and identifies those that have been audited by any taxing authority or are closed by the applicable statute of limitations and (ii) all other United States federal, state and local Income Tax Returns that have been filed by the Company and are not closed by the applicable statutes of limitations. The Disclosure Schedule describes all adjustments to Income Tax Returns filed by, or on behalf of, the Company for all taxable years since 1990 that have been proposed by any representative of any taxing authority, and the resulting taxes imposed on or payable by the Company, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that were or are proposed to be assessed thereon, if any) as a result of such examinations have been paid, reserved against, settled, or, as described in the Disclosure Schedule are being contested in good faith by appropriate proceedings. Except as set forth in the Disclosure Schedule, the Seller, has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other entity) of any statute of limitations relating to the payment of taxes for which the Company may be liable.

      (c) The Company has paid, or made provision for the payment of, all taxes that have or will become due for all periods ending on or before the Closing Date, including but not limited to all taxes due for the 1999 tax year, all taxes reflected on the Tax Returns referred to in this Section 3.23, or in any assessment, proposed assessment, or notice, either formal or informal, received by the Company, except such taxes, if any, as are set forth in the Disclosure Schedules that are being contested in good faith and as to which adequate reserves (determined in accordance with United States generally accepted accounting principles consistently applied) have been provided. The charges, accruals and reserves with respect to taxes on the books of the Company are adequate (determined in accordance with United States generally accepted accounting principles consistently applied) and are at least equal to the Company's liabilities for taxes. All taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the appropriate taxing authority. There are no liens with respect to taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (except for taxes not yet due or payable).

      (d) Except as set forth on the Disclosure Schedule, for both Federal and state income tax purposes, the Company has been a validly electing S corporation within the meaning of Code ss.1361 and ss.1362 at all times during its existence and the Company will be an S corporation up to and including the Closing Date.

      (e) The Company will not be liable for any tax under Code ss.1374 in connection with the deemed sale of the Company's assets caused by the Section 338(h)(10) Election. The Company has not, in the past ten years, (i) acquired assets from another corporation in a transaction in which the Company's tax basis for the acquired assets was determined, in whole or in part by reference to the tax basis of the acquired assets (or any other property) in the hands of the transferor, or (ii) acquired stock of any corporation which is a qualified subchapter S subsidiary.

      3.24  Real Estate Owned.
            -----------------

      (a) Except for liens, security interests, claims, charges, or such other Encumbrances as have been appropriately reserved for in the Financial Statements or are not material and are in the process of being cleared, title to the REO is good and marketable, and there are no adverse claims or Encumbrances on the REO.

      (b) All title, hazard and other insurance claims and mortgage guaranty claims with respect to the REO have been timely filed and the Company has not received any notice of denial of any such claim.

      (c) The Company is in possession of all of the REO or, if any of the REO remains occupied by the mortgagor, eviction or summary proceedings have been commenced by the Company and/or the Company is diligently pursuing such eviction or summary proceedings.

      (d) No legal proceeding or quasi-legal proceeding is pending or, to the Knowledge of Seller, threatened concerning any REO or any servicing activity or omission to provide a servicing activity with respect to any of the REO.

      3.25  Servicing Portfolio.
            -------------------

      (a) Physical Damage.  With the exception of Collateral which is covered by
          ---------------
casualty insurance in accordance with Investor requirements, to the Knowledge of Seller, there exists no physical damage to the Collateral from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage would cause any Loan to become delinquent or adversely affect the value or marketability of any Loan, Servicing Rights or Collateral.

      (b) Compliance. The Company has complied in all material respects with all
          ----------
of its contractual obligations and all Investor guidelines or policies which relate to any of the Loans, Servicing Rights, Advances or Other Assets. No prior servicer or originator has claimed in any writing delivered to the Sellers or the Company, any bona fide defense, offset or counterclaim, with respect to their contractual obligations relating to any of the Loans, Servicing Rights, Advances or Other Assets.

      (c) Escrow Accounts.  The Company or Seller (i) has established  custodial
          ---------------
accounts for escrow deposits related to the Servicing Rights, and such custodial accounts have been and are being maintained in accordance with applicable law, the terms of the Servicing Agreements, and, where applicable, in accordance with the requirements of Investors, Insurers and Governmental Agencies having jurisdiction; and (ii) subject to and in accordance with the applicable requirements pertaining generally to the type, size or capitalization of depository institutions qualified to hold such balances, of Investors, Insurers and Governmental Agencies having jurisdiction, has the right and power to determine the financial institution in which the escrow accounts are held. Except for payments which are past due under the terms of the Loan Documents, all escrow deposits paid to the Company for the account of the borrowers and the Company are deposited in the applicable custodial escrow accounts.

      (d) Advances,  Defaulted or Delinquent  Loans.  The Advances are valid and
          -----------------------------------------
existing amounts owing to the Company, are carried on the books of the Company at values determined in accordance with GAAP, and are not subject to setoffs or claims arising from acts or omissions of the Company. Except as set forth in
Section 3.25(d) of the Disclosure Schedule, no Investor has or has claimed any defense, offset or counterclaim to repayment of any Advance, nor to the Knowledge of Seller, is any Investor insolvent or otherwise unable to repay any Advance as required by the pertinent Servicing Agreement. Section 3.25(d) of the Disclosure Schedule accurately summarizes the Advances outstanding as of March 31, 2000.

      (e)   No Repurchase or Recourse. Except as set forth in Section 3.25(e) of
            -------------------------
 the Disclosure Schedule, neither Seller nor the Company is a party to:

            (i) agreements or arrangements with (or obligations to) Persons, including Investors or Insurers, to repurchase from such Persons Loans, mortgage property services for others or Loans sold by the Company with servicing released ("Servicing Released Loans"), which agreements, arrangements or obligations pertain to Loans with an unpaid principal balance; or

            (ii) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any Person or otherwise assume any liability with respect to a Loan, which agreement, arrangement or understanding covers Loans with an unpaid principal balance.

Section 3.25(e) of the Disclosure Schedule shall state the maximum repurchase, reimbursement, indemnification and hold harmless amount for each loan set forth on the Schedule and shall state the period in which the Company may be liable for any repurchase, reimbursement, indemnification and hold harmless. The representations and warranties contained in this subsection shall exclude repurchase and recourse obligations based upon a breach by the Company of a customary representation, warranty or undertaking.

      3.26  No Repurchase Agreements.  The Company has not purchased  securities
            ------------------------
 subject to an agreement to resell.

      3.27 Forbearance.  No Loans are subject to any agreement with the borrower
           -----------
or guarantor of any Loan to waive or forgive any portion of the accrued interest of the Loan except as approved or directed by the Investor and as is documented in writing in loan files provided to Buyer and no such forbearance has occurred totaling more than $5,000 in the aggregate.

      3.28  Assets  and  Agreements.   Notwithstanding   any  of  the  foregoing
            -----------------------
provisions of Section 3 hereof, Seller and the Company specifically warrant and represent that all of the Company's assets (whether real, personal, tangible, intangible, present, future, legal, equitable, direct or indirect) and agreements and contracts to which Seller or the Company is a party (including Servicing Agreements, Leases and Investor agreements) will be assumed and/or retained by the Buyer thereof following the Transaction and the consummation of the Transaction will not cause an acceleration of and does not constitute a default in, either immediately or after giving notice or by lapse of time, any such contract or agreement or subject any such contract or agreement to cancellation or termination.

      3.29 Mortgage Sale Agreements.  To the Knowledge of Seller (i) there is no
           ------------------------
threatened reduction or cancellation of any mortgage sale agreement to which it is a party, (ii) the obligations of the Company under each mortgage sale agreement to which it is a party are being performed in accordance with its terms and (iii) the Company has no reason to believe that guarantee fees payable to Investors will be increased as a result of the Company's credit performance.

      3.30 ARM  Adjustments.  To the  Knowledge of Seller and the  Company,  all
           ----------------
prior mortgage servicers have properly and accurately entered into its system all data required to service ARM loans subject to the Company Servicing Agreements (the "ARM Loans"). The interest rates and monthly payment amounts for all ARM Loans have been properly and accurately adjusted on each interest adjustment date or payment adjustment date. The amortization of principal and interest for all ARM Loans has been properly and accurately calculated on each payment adjustment date in compliance with all laws and the ARM Loan mortgage documents. All necessary and required notices in connection with ARM Loans have been executed and delivered.

      3.31  Insurance.
            ---------

      (a) Mortgage Insurance.  The Company has complied in all material respects
          ------------------
with the provisions of the applicable insurance or guarantee contract for each mortgage Loan and the insurance or guarantee contract is in full force and effect for each mortgage Loan. To the Knowledge of Seller, there is no reasonable basis to believe that there are any events or conditions

(except for the passage of time or giving of notice) that can result in a revocation of insurance or provide adequate grounds to deny coverage.

      (b)   Title  Insurance.  To  the  extent  required  by   each   applicable
            ----------------
Investor, the Company has title insurance for all Loans from a title Insurer acceptable to the applicable Investor and qualified to do business in the jurisdiction where the Collateral is located. The Company has not performed any act or omission that would impair title insurance coverage for the Loans.

      (c) Other Insurance.  All Loans are covered by hazard insurance and, where
          ---------------
applicable, flood insurance, to the extent required by law or agreement, and each policy is in a form usual and customary to the industry, in full force and effect, and fully paid prior to the date insurance payments were due.

      3.32  No  Penalties.  Neither  the  acquisition  of the  Company,  nor the
            -------------
repayment of the Fleet Bank line of credit by the Buyer will result in the assessment of any prepayment or other penalties by Fleet Bank under the terms of the credit documents between the Company and Fleet Bank.

      3.33   No   Other   Representations   or   Warranties.   Except   for  the
             ----------------------------------------------
representations and warranties contained in this Section 3, Seller and the Company make no representation or warranty, express or implied, written or oral, and Seller and the Company hereby disclaim any such representation or warranty, whether by Seller or the Company or any of their officers, directors, employees, agents or representatives or any other Person, with respect to the Company or the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to Buyer, any Affiliate of Buyer or any of their officers, directors, employees, agents or representatives or any other Person of any documentation or other information by Seller or the Company or of their Affiliates, officers, directors, employees, agents or representatives or any other Person with respect to any one or more of the foregoing.

SECTION 4.  REPRESENTATIONS AND WARRANTIES REGARDING BUYER
            ----------------------------------------------

      Buyer hereby represents and warrants to each of the Seller as follows:

      4.1  Incorporation of Buyer.  Buyer is duly organized and validly existing
           ----------------------
as a federal savings bank under the laws of the United States, and has the corporate power and authority to own, lease and operate the property used in its business and to carry on its business as now being conducted.

      4.2 Power;  Authorization;  Consents.  Buyer has the  corporate  power and
          --------------------------------
authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by the board of directors of the Buyer, and no other proceedings on the part of Buyer are necessary to authorize and approve this Agreement or any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and will not:

      (a)   contravene any provisions of the Charter or Bylaws of Buyer; or

      (b) violate or conflict with any material Legal Requirement applicable to Buyer or any of its business or property.

      4.3 Financial  Matters.  The Buyer has sufficient funds available to it to
          ------------------
meet its obligations to pay the Purchase Price, and any other fees, costs, and expenses payable at or prior to Closing and any other fees, costs and expenses due in connection with the transactions contemplated by this Agreement, including satisfaction of the outstanding balance of the credit facility maintained by the Company with Fleet Bank.

      4.4 Regulatory Approval. Buyer will file the Notice required by the Office
          -------------------
of Thrift Supervision ("OTS") to enable the Bank to establish an operating subsidiary within one week following execution of this Agreement in accordance with 12 C.F.R. Section 559.11, and Buyer will diligently respond to any comments or requests for information from the OTS throughout the Notice process and report to Seller as to the status of such Notice to the extent known by Buyer.

SECTION 5.  ACTIONS BY THE COMPANY, SELLER AND BUYER PRIOR TO CLOSING
            ---------------------------------------------------------

      The Company, Seller and Buyer covenant as follows for the period from the date hereof to the Closing Date:

      5.1  Maintenance  of Business and  Preservation  of Permits and  Services.
           --------------------------------------------------------------------
Seller and the Company shall diligently carry on the Company's business, in the ordinary course consistent with past practice except as contemplated or required by this Agreement, or as otherwise agreed by the parties hereto. Seller and the Company shall use reasonable commercial efforts to: (i) preserve the Company's Material Contracts and material Permits in full force and effect, and (ii) preserve its goodwill.

      5.2 Additional  Financial  Statements.  As soon as reasonably  practicable
          ---------------------------------
after they become available, Seller shall furnish to Buyer the Company's unaudited monthly financial statements on a consolidated basis for each month subsequent to February 29, 2000, which shall have been prepared using the same accounting principles used to prepare the audited financial statements provided in accordance with Section 3.5 subject to interim accounting practices, estimation procedures and presentation normally applied by the Company in the preparation of interim financial statements and subject to normal year-end adjustments.

      5.3   Certain  Prohibited Transactions.  Except to the extent required  by
            --------------------------------
Section 5.20, the Company shall not and the Seller shall not cause, direct or permit the Company, without the prior approval of Buyer to:

      (a)(i)increase the compensation payable by the Company to any individual who is currently an employee of the Company, whether paid on a salary or commission basis, (ii) except for amounts awarded in the ordinary course of business, or required under existing plans described on the Disclosure Schedule, pay or award any bonus, incentive compensation, service award or other like benefit for or to the credit of any of the Personnel, (iii) pay or agree to pay any employee welfare, pension, retirement, profit sharing or similar payment or arrangement for any Personnel except pursuant to the existing plans and arrangements described on the Disclosure Schedule, (iv) enter into any new employment, management or consulting agreement with any individual, or (v) implement any new bonus or incentive compensation plan or formula which would obligate the Company to pay or award any bonus or incentive compensation for or to the credit of any of the Personnel for performance for 2000 or subsequent years;

      (b) except as contemplated by this Agreement, add to or modify any of the employee benefit plans, arrangements or practices described on the Disclosure Schedule which addition or modification would affect any of the Personnel other than to (i) make contributions in accordance with the normal practices of the Company, (ii) extend coverage to any other Personnel who become eligible in accordance with the terms thereof, (iii) make amendments or modifications reasonably necessary in order to comply with applicable law, or (iv) make amendments or modifications that will not, individually or in the aggregate, materially increase the liability of the Company;

      (c) except in the ordinary course of business consistent with past practice, sell, assign or transfer any of the assets of the Company;

      (d) except in the ordinary course of business consistent with past practice, enter into, terminate or modify any Material Contracts;

      (e) cancel any indebtedness or waive or compromise any rights having a value to the Company of $5,000 or more, whether or not in the ordinary course of business, except as contemplated by Section 3.6(f) and (h) of this Agreement;

      (f) except in the ordinary course of business consistent with past practice, mortgage, pledge or otherwise encumber any assets of the Company;

      (g) except in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise become responsible for obligations of any other individual, partnership, firm or corporation, or make any loans or advances to any individual, partnership, firm or corporation;

      (h) declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company;

      (i) issue or commit to issue any shares of capital stock or obligations or securities convertible into or exchangeable for capital stock;

      (j) terminate, cancel or amend any insurance coverage maintained by Seller or the Company with respect to any assets of the Company;

      (k) settle pending or threatened Litigation involving the Company not in the ordinary course of business without the prior written approval of Buyer;

      (l)   amend its charter or bylaws;

      (m) merge with any other corporation or permit any other corporation to merge into it or consolidate with any other corporation;

      (n) fail to comply with any applicable law, regulation, ordinance, order, injunction or decree, or fail to comply with any lawful requirement of any governmental body, Agency, court, Investor or Insurer or contractual obligation in connection with the origination or servicing of any Loans;

      (o)   establish any new Facilities or renew any leases;

      (p)   agree to do any of the foregoing.

      5.4  Investigation  by Buyer.  Buyer shall be permitted to have one of its
           -----------------------
employees present at the Company from and after the execution of this Agreement to familiarize Buyer with the operations of the Company. In addition, Seller and the Company shall allow Buyer during regular business hours through Buyer's employees, agents and representatives, to make such investigation of the business, properties, books and records of the Company, and to conduct such examination of the condition of the Company, as Buyer reasonably deems necessary or advisable to familiarize itself with such business, properties, books, records, condition and other matters, and to verify the representations and warranties of the Company hereunder; provided, however, that any information obtained from the Company shall be subject to the provisions relating to confidentiality set forth in the Letter of Intent and as set forth herein. No investigation pursuant to this Section 5.4 shall affect or be deemed to modify any representation or warranty made by, any party hereto.

      5.5 Consents and Best Efforts.  Promptly  after  execution and delivery of
          -------------------------
this Agreement, Buyer and the Company and Seller shall make all filings required under applicable laws and regulations. In addition, Buyer and the Company and Seller will each promptly furnish all information as may be required by any federal or state regulatory agency properly asserting jurisdiction in order that the requisite approvals for the purchase and sale of the Shares pursuant hereto, and the transactions contemplated hereby, may be obtained or to cause any applicable waiting periods to expire. The Company and Seller and Buyer will, as soon as practicable, commence to take all other action required to obtain as promptly as practicable all necessary Permits, consents, approvals, authorizations and agreements of, and to give all notices and reports and make all other filing with, any third parties, including without limitation, those required from governmental authorities necessary to authorize, approve or permit the consummation of the Transaction contemplated hereby, and Buyer and Seller and the Company shall cooperate with each other with respect thereto. Buyer and Seller and the Company shall provide to each other copies of all applications, documents, correspondence or oral (to the extent material) or written comments that each of them or any of their Affiliates files with, sends to or receives from any regulatory or governmental agency, or the staff or supervisory agents of any of them, relating to this Agreement and the Transaction contemplated herein, including any applications filed for the purpose of obtaining any necessary regulatory consents, approvals or waivers. Buyer and Seller and the Company each represents and warrants to the other that all information concerning it, its Affiliates or their respective directors, officers, shareholders and subsidiaries included (or submitted for inclusion) in any such application or filing shall be true, correct and complete in all material respects. In addition, subject to the terms and conditions herein provided, each of the parties hereto covenants and agrees to use its commercially reasonable efforts to take, or cause or be taken, all action or do, or cause to be done, all things necessary, proper or appropriate to consummate and make effective the transactions contemplated hereby and to cause the fulfillment of the parties' obligations hereunder.

      5.6  Notification  of Certain  Matters.  Seller and the Company shall give
           ---------------------------------
prompt notice to Buyer, and Buyer shall give prompt notice to Seller and the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (ii) any material failure of Seller or Company or Buyer, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use all reasonable efforts to remedy such failure.

      5.7  No Mergers,  Consolidations,  Sale of  Shares,  Etc.  Seller  and the
           ---------------------------------------------------
Company and each of its Affiliates will not, directly or indirectly, solicit any offer or enter into negotiations relating to the sale or exchange of any Shares, the merger of the Company with, or the direct or indirect disposition of a significant amount of the Company's assets or business to any Person other than Buyer or its Affiliates or provide any assistance or any information to or otherwise cooperate with any Person in connection with any such inquiry, proposal or transaction. In the event that Seller or the Company or any of its Affiliates receives an unsolicited offer for such a transaction or obtains information that such an offer is likely to be made, Seller or the Company will provide Buyer with notice thereof as soon as practical after receipt thereof, including the identity of the prospective Buyer or soliciting party.

      5.8 Governmental Agencies.  Notwithstanding  anything set forth in Section
          ---------------------
5.5 hereof, immediately after the execution of this Agreement, Seller shall proceed at Seller's expense, to provide such consents, from (or file notices with or obtain waivers from), and to obtain any required Permits from any federal or state governmental agency, including without limitation, GNMA, FNMA, FHLMC, HUD, FHA and VA and any New York, New Jersey, Connecticut or Florida state agency (collectively the "Governmental Agencies") to effect the transfer and/or sale of the Servicing Portfolio pursuant to this Agreement. Seller shall do all things necessary or appropriate to secure any such Permit of Governmental Agencies as a result of the transactions contemplated herein, and Buyer shall cooperate and do all things necessary or appropriate to secure any such permit.

      5.9   [INTENTIONALLY OMITTED]

      5.10  [INTENTIONALLY OMITTED]

      5.11  Announcements.  Prior to the Closing, no party hereto will issue any
            -------------
press release or otherwise directly or indirectly make any public statement or furnish any statement or make any announcement to its customers with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law, and except that Buyer and Sellers, upon prior notice to the other, may make such announcements and disclosures as may be required by the rules of any stock exchange on which their securities are listed.

      5.12  Consents, Cooperation.  Subject to the terms  and conditions hereof,
            ---------------------
each of the Company, Sellers and Buyer will use commercially reasonable efforts:

      (a) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all authorizations, consents, orders, permits or approvals of, or notices to, or filings, registrations or qualifications with, any governmental, administrative or judicial authority or any other Person that are required on their respective parts, for the consummation of the transactions contemplated by this Agreement;

      (b) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceeding, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby;

      (c) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

      (d) to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      5.13  Notification  of Certain  Matters.  Between  the date hereof and the
            ---------------------------------
Closing, Seller, the Company and Buyer will give prompt notice in writing to the other of: (i) any information known to Seller or the Company or Buyer that indicates that any representation or warranty of the Seller, the Company or Buyer, as the case may be, contained herein will not be true and correct in any material respect as of the Closing and (ii) the occurrence of any event known to Seller, the Company or Buyer, which will result, or has a reasonable prospect of resulting, in the failure to satisfy a condition specified in Section 6 or 7 hereof.

      5.14  Further  Assurances.  Any time after the  Closing,  Seller and Buyer
            -------------------
will, and Buyer will cause the Company to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or any of the Seller, as the case may be, to satisfy or in connection with its obligations hereunder.

      5.15  Retention of Books and Records.  For a period of six years after the
            ------------------------------
Closing Date, Buyer will cause the Company to retain all books, records and other documents pertaining to the Company in existence on the Closing Date and to make the same available after the Closing Date for examination and copying by any of the Sellers or their representatives, at such Seller's expense, upon reasonable notice. No such books, records or documents will be destroyed by Buyer or the Company without first advising Seller in writing and providing Seller a reasonable opportunity to obtain possession or make copies thereof at such Seller's expense.

      5.16  Personnel.
            ---------

      (a) Mr. Robert M. Pardes will be hired as an Executive Vice President of the Buyer and will receive base salary and additional incentive cash compensation, a portion of which will be paid to Mr. Pardes under his Employment Agreement with the Company, and will share in deferred compensation plans, and other benefit plans all of which shall be consistent with those available to other Executive Vice Presidents of the Buyer. Mr. Robert M. Pardes will continue to be reimbursed for auto, telephone and other reasonable expense incurred in connection with the performance of his responsibilities, including reimbursed expenses generally available to other Executive Vice Presidents of Buyer. In addition, each of the Buyer and Parent will enter into Change in Control Agreements with Mr. Robert M. Pardes in the forms attached hereto as Exhibit A.

      (b) On the Closing Date, upon consummation of the acquisition of the Company by the Buyer, Buyer will cause the Company to enter into a three-year employment agreement with Mr. Robert M. Pardes in the form of agreement attached hereto as Exhibit B.

      (c) The Buyer shall not have any duty or obligation to continue to employ any of the Company's employees beyond the Closing Date; provided that consistent with the Buyer's business needs Buyer agrees to act in good faith, consistent with prudent business practice, at no additional cost, to retain employees of the Company in positions at the Buyer or a subsidiary thereof for which they are qualified. The terms and conditions of each offer of employment will be determined by Buyer at the time an offer of employment is made.

      (d) Upon consummation of the acquisition of the Company by the Buyer, Buyer will cause the Company to enter into a one-year consulting agreement with Mr. Richard S. Pardes in the form of agreement attached hereto as Exhibit C.

      5.17  Transaction  Expenses.  Each  of  Buyer  and  the  Seller  shall  be
            ---------------------
responsible for payment of their own transaction-related expenses incurred in connection with the transactions contemplated by this Agreement including, but not limited to, fees and expenses of counsel, accountants, (including the cost of producing the Fiscal Year End Financial Statements, and tax returns required to be filed by the Company (including pursuant to Section 3.23 and Section 8.5 hereof, the cost of which will be the sole responsibility of the Seller) investment bankers, and other professionals. No transaction- related expenses shall be paid by the Company. Buyer agrees to pay the transaction costs, including reasonable commissions and related expenses associated with the sale of the servicing portfolio required by Section 5.20 herein.

      5.18  Fulfillment  of  Conditions.  Each of the  Seller and Buyer (i) will
            ---------------------------
execute and deliver at the Closing all agreements that each is required hereby to execute and deliver as a condition to the Closing; (ii) will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to the obligations of each contained in this Agreement; and (iii) will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

      5.19  Standard of Care. In addition to any other  requirements  imposed by
            ----------------
this Agreement, and except as Buyer may otherwise consent, the Company shall from the date hereof to the Closing Date, service the Loans, make advances with respect thereto consistent with past practice, collect any and all advances (including the Advances and the Other Assets), conduct Foreclosures, manage Collateral and pay, perform and discharge all obligations as the servicer of the Loans in accordance with applicable law and regulations and in accordance with applicable Investor and Insurer requirements. The Company shall exercise with respect to the servicing of the Loans (including the conduct of Foreclosures and the management of Collateral) and the collection of advances (including the Advances and the Other Assets) the same degree of care that the Company exercises with respect to the servicing of any other loans (including the conduct of foreclosures and the management of property) and the collection of advances for its own account. In the event no particular Investor or Insurer requirements are applicable with respect to a particular Loan or action of the Company, including, without limitation, any action under or in connection with this Agreement, then the Company shall comply with the FNMA requirements. In the event there is a conflict between any provision of this Agreement and any applicable Investor or Insurer requirements, the latter shall govern the Company's conduct.

      5.20 Sale of Servicing.  Prior to the Closing Date,  the Seller shall take
           -----------------
all steps necessary to arrange for the sale by the Company of its Agency Portfolio on market terms and conditions typically associated with the sale of servicing portfolios as contemplated herein. The Company shall maintain a minimum of FNMA and FHLMC servicing rights as necessary to maintain its standing, privileges, credentials and any related underwriting and/or product enhancements with FNMA and

FHLMC, which minimum amount of servicing rights is anticipated to be $10 million. Following Closing, if a contract for the sale of the Agency Portfolio has not yet been entered into, Buyer shall cause the Company, through its President, to continue to market or otherwise solicit bids for the sale of the Agency Portfolio.

      5.21  Name of  Company.  Buyer  recognizes  that  the  Company  has been a
            ----------------
Westchester County New York business for twenty years and has conducted its lending activities in the metropolitan New York market for that period of time. Accordingly, Buyer agrees that for a minimum of three years following the Closing Date, the Company shall maintain the names that it is currently licensed in the relevant jurisdictions (e.g., Columbia Equities, Ltd.) followed by "a subsidiary of OceanFirst Bank."

SECTION 6.  CONDITIONS TO THE OBLIGATIONS OF BUYER
            --------------------------------------

      The obligations of Buyer required to be performed by it at or prior to the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by Buyer:

      6.1  Representations  and Warranties;  Covenants.  The representations and
           -------------------------------------------
warranties of the Seller and Company contained in Section 3 of this Agreement will be true and correct as of the Closing (except for those that are made as of a certain time, which shall be true and correct as of such time), except for changes contemplated by this agreement and failures to be true and correct that do not result in a Material Adverse Effect. Each obligation of Seller and Company required by this Agreement to be performed by them at or prior to the Closing will have been duly performed and complied with in all material respects at the Closing. At the Closing, Buyer will have received certificates, dated the Closing Date and duly executed by the Seller and Chief Executive Officer of the Company ,with no personal liability, except with respect to any causes of action Buyer may have as a result of any fraudulent acts, that after careful review of the business, results of operations, assets and liabilities of the Company, to the effect that the conditions set forth in the preceding sentences have been satisfied

      6.2  Consents.   All  Permits,   consents,   approvals  and  waivers  from
           --------
Governmental Authorities and other parties necessary to permit the Company to consummate the transactions contemplated hereby or necessary to avoid a breach of, default under or termination of any Contract or Permit of the Company, the absence of which would prevent the Company from continuing to conduct its business substantially in accordance with past practice without significant cost or loss of revenue shall have been obtained, and no such Permit, consent, approval or waiver shall contain any condition or requirement which shall materially and adversely affect the economic and business benefits to Buyer of the Transaction contemplated hereby; all conditions required to be satisfied prior to the Closing imposed by the terms of such Permits, consents, approvals or waivers shall have been satisfied; all waiting periods relating to such approvals shall have expired; and all notifications to any regulatory authorities that are required shall have been made.

      6.3 No Governmental Orders. None of the parties hereto shall be subject to
          ----------------------
any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Transaction contemplated hereby.

      6.4 Opinion of Sellers'  Counsel.  Buyer will have been furnished with the
          ----------------------------
opinion of counsel acceptable to Buyer, dated the Closing Date, addressed to Buyer, in form and substance reasonably satisfactory to Buyer and typically provided by a seller in connection with a transaction of the nature contemplated by this Agreement. In rendering such opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by Seller and officers of the Company and by government officials and upon such other documents and data, including opinions of local counsel, as such counsel deem appropriate as a basis of such opinion.

      6.5 Absence of Injunction.  No order,  stay,  judgment or decree will have
          ---------------------
been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

      6.6  Officers  and  Directors.   Buyer  will  have  received  the  written
           ------------------------
resignation of any director and officer of the Company or any subsidiary of the Company (or such officers or directors will have otherwise been removed) whose resignation it has requested.

      6.7 Certificates. In addition to the certificates required by Section 6,1,
          ------------
the Seller will execute such certificates as reasonably requested by the Buyer and the Company will furnish to Buyer such additional certificates of its executive officers as Buyer may reasonably request to evidence satisfaction of the conditions set forth in this Section 6.

      6.8 Regulatory Consents and Approvals. All consents, approvals and actions
          ---------------------------------
of, filing with and notices to any governmental or regulatory authority necessary to permit Buyer and Seller to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

      6.9 No Material  Adverse Effect.  No event shall have occurred that has or
          ---------------------------
is reasonably likely to result in a Material Adverse Effect on the Company.

SECTION 7.  CONDITIONS TO THE OBLIGATIONS OF SELLERS
            ----------------------------------------

      The obligations of the Seller to be performed by it at or prior to the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Seller:

      7.1  Representations  and Warranties;  Covenants.  The representations and
           -------------------------------------------
warranties of Buyer contained in this Agreement will be true and correct as of the Closing (except for those made as of a certain date, which shall be true and correct as of such date), except for changes contemplated by this Agreement and failures to be true and correct that do not result in a Material Adverse Effect. Each obligation of Buyer required by this Agreement to be performed by it at or prior to the Closing will have been duly performed in all material respects at or prior to the Closing except that the obligations of Buyer pursuant to Section 2.4(b) and 5.16(b) shall be performed in all respects. At the Closing, the Seller will have received a certificate, dated the Closing Date and duly executed by an executive officer of Buyer (without personal liability to such officer) to the effect that the conditions set forth in the preceding sentences have been satisfied.

      7.2 Absence of Litigation.  No order,  stay,  judgment or decree will have
          ---------------------
been issued by any court and be in effect restraining or prohibiting the consummation of the transactions contemplated hereby.

      7.3  Certificates.   Buyer  will  have  furnished  the  Seller  with  such
           ------------
certificates of its officers and others as Seller may reasonably request to evidence satisfaction of the conditions set forth in this Section 7.

      7.4 Regulatory Consents and Approvals. All consents, approvals and actions
          ---------------------------------
of filings with and notices to any governmental or regulatory authority necessary to permit Seller and Buyer to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred. Nothing in this paragraph is intended to limit Buyer's representation and warranty as set forth in Section
4.2 and Section 5.5 herein.

SECTION 8.  ACTIONS BY SELLER, THE COMPANY AND BUYER AFTER THE CLOSING
            ----------------------------------------------------------

      8.1 Books and Records. Seller, the Company and Buyer agree that so long as
          -----------------
any books, records and files relating to the business, properties, assets or operations of the Company, to the extent that they pertain to the operations of the Company prior to the Closing Date, remain in existence and available, each party (at its expense) shall have the right to inspect and to make copies of the same at any time during normal business hours for any proper purpose.

      8.2 Further  Assurances.  On and after the Closing  Date,  the Company and
          -------------------
Buyer will take all appropriate action and execute all documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the provisions hereof.

      8.3   Noncompetition.
            --------------

      (a) During the period beginning on the Closing Date and ending on the date five years following the Closing Date, the Seller shall not, without the prior written consent of Buyer, directly or indirectly, establish any offices within 25 miles of existing offices of the Company and main corporate office of Buyer, the primary purpose of which is to originate or service residential first mortgage loans, acquire more than 50% of the voting power of any Person engaged in such businesses, or endeavor to entice away from Buyer any employees of the Buyer (including Mr. Robert M. Pardes, who will continue to serve the Company following Closing pursuant to his employment agreement with the Company) who, prior to the Closing Date, were employees of the Company.

      (b) Seller acknowledges that the restrictions and agreements contained in this Section 8.3 are reasonable and necessary to protect the legitimate interests of Buyer, and that any violation of this Section 8.3 will cause substantial and irreparable injury to Buyer that would not be quantifiable and for which no adequate remedy would exist at law and agrees that injunctive relief, in addition to all other remedies, shall be available therefor.

      (c) It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this Section 8.3, any term, restriction, covenant, or promise is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant, or promise shall not thereby be terminated but that it shall be deemed modified to the extent necessary to make it enforceable by such court or agency and, if it cannot be so modified, that it shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such modification or amendment in any event to apply only with respect to the operation of this Section 8.3 in the particular jurisdiction in which such adjudication is made.

      8.4   Certain Tax Matters.
            -------------------

      (a) Section 338(h)(10) Election.  At Buyer's option, Seller will join (and
          ---------------------------
will cause the Company to join) with Buyer in making an election under Code ss.338(h)(10) (and any corresponding election under state and local law) with respect to the purchase and sale of the Shares hereunder (a "Section 338(h)(10) Election"). Seller will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on Seller's federal and state tax returns to the extent permitted by applicable law. Buyer will pay the New York State tax liability imposed on the Company attributable to the making of the Section 338(h)(10) Election up to a maximum amount equal to the lesser of 60% of the tax liability due and payable by the Company to the State of New York attributable to the making of the Section 338(h)(10) Election or an amount equal to .675% of the Final Adjusted Net Worth. Seller shall pay Buyer for any balance owed to New York State by the Company in excess of the amount paid by Buyer through the application of this formula. Seller shall also pay any tax imposed on the Company attributable to the making of the Section 338(h)(10) Election, to the extent imposed, under Code ss.1374 and any state tax imposed under a corresponding state statute. Seller shall indemnify Buyer and the Company against any loss arising out of any failure of Seller to pay the taxes attributable to Seller resulting from the
Section 338(h)(10) Election and all corporate level tax the Seller has agreed to pay pursuant to this Section 8.4.

      (b) Allocation of Purchase Price. Buyer and Seller agree that the Purchase
          ----------------------------
Price and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including tax and financial accounting) in the manner shown on the allocation schedule attached to this Agreement as Exhibit 8.4 and such allocation shall be updated using the Closing Date Financial Statements. Buyer and Seller will file or cause to be filed all tax returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

      (c) S Corporation Status.  Except as a result of this transaction,  Seller
          --------------------
will not revoke or cause to be revoked the Company's election to be taxed as an S corporation within the meaning of Code ss.ss. 1361 and 1362. Seller will not take or allow any other action that would result in the termination of the Company's status as a validly electing S corporation within the meaning of Code ss.ss. 1361 and 1362.

      (d)   Cooperation on Tax Matters.
            --------------------------

            (i) Buyer and Seller shall cooperate (and cause the Company to cooperate) fully, and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Agreement and any audit, litigation or other proceeding with respect to this Agreement and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (A) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Buyer, as the case may be, shall allow the other party to take possession of such books and records.

            (ii) Buyer and Seller further agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      8.5   Preparation  and  Delivery  of  Tax  Returns and the Fiscal Year End
            --------------------------------------------------------------------
            Financial Statements.
            ---------------------

            Seller shall take all action necessary to deliver the Fiscal Year End Financial Statements as soon as practicable at Seller's own cost following the Closing Date if not delivered to Buyer prior to that time. In addition, Seller shall take all action necessary to file the tax returns for the Company as of its last tax year and as of the Closing Date, which return will reflect the taxes due by the Company attributable to the making of the Section 338(h)(10) Election, and the cost of preparing and filing those tax returns shall be the sole responsibility of the Seller.


SECTION 9.   CONFIDENTIALITY
             ---------------

      9.1   Confidentiality.
            ---------------

      (a) All confidential information disclosed by either Seller, the Company or Buyer whether prior to or subsequent to the Closing Date shall be solely for the purpose of consummating the Transaction described herein and shall not be used by Buyer for any other purpose. Buyer shall maintain the confidentiality of such information. If the Transaction described herein is not consummated, all documents and copies hereof containing such confidential information in the possession of Buyer or its agents or representatives shall be returned to Seller. For purposes of this paragraph, confidential information shall mean information relating to the assets, business and financial conditions of Seller which is not publicly available through sources other than Seller.

      (b) All confidential information disclosed by Buyer to Seller or the Company shall be used solely for the purpose of this Agreement and the Transactions described herein and shall not be used by Seller or the Company for any other purpose. Seller and the Company shall maintain the confidentiality of such information. If the Transaction described herein is not consummated, all documents and copies thereof containing such confidential information relating to Buyer in the possession of Seller or the Company or their agents or representatives shall be returned to Buyer. For purposes of this paragraph, confidential information relating to Buyer shall mean information relating to the assets, business and financial conditions of Buyer which is not readily available through sources other than Buyer.

      (c) All terms and conditions of this Transaction, whether or not the Transaction described herein is consummated, shall be kept in confidence by Buyer and Seller and shall not be disclosed to any other party; provided, this shall not prohibit Buyer or Seller from disclosing such information to their respective accountants, lawyers and other financial advisers so long as such parties have agreed to be bound by the confidentiality provisions of this paragraph or as otherwise required by law.

SECTION 10.   TERMINATION
              -----------

      10.1  Termination.  This Agreement may be terminated at any time  prior to
            -----------
the Closing:

      (a)   by mutual consent of the parties hereto;

      (b) at any time on or prior to the Closing Date, by Buyer in writing, if Seller or the Company has, or by Seller and the Company in writing, if Buyer has, in any material respect, breached (i) any covenant or agreement contained herein, or (ii) any representation or warranty contained herein, and in either case if such a breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach on the Closing Date;

      (c) By Buyer or Seller, if any court of competent jurisdiction or other governmental body has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action has become final and non-appealable, provided that same cannot be stayed, lifted, set aside or satisfied by reasonable action of the parties;

      (d) On the Closing Date, by either party hereto in writing, if any of the conditions precedent set forth in Articles 6 or 7 hereof with respect to such party have not been satisfied or fulfilled;

      (e) By either Buyer or Seller if events have occurred which have made it impossible to satisfy a condition precedent to the terminating party's obligations to consummate the Transaction contemplated hereby, unless such terminating party's willful breach of this Agreement has caused the condition to be unsatisfied, provided that the terminating party has given the other party written notice with respect thereto at least 10 days prior to such termination and has given the other party a reasonable opportunity to discuss the matter with a view to achieving a mutually acceptable resolution; or

      (f) by either party hereto in writing if the Closing Date has not occurred by the close of business on December 31, 2000 due to circumstances beyond the control of the parties hereto.

      If Buyer or Seller terminate this Agreement pursuant to the provisions hereof, such termination will be effected by written notice to the other party specifying the provision hereof pursuant to which such termination is made.

      10.2  Effect of Termination.
            ---------------------

      (a) Upon termination of this Agreement pursuant to Section 10.1 hereof, this Agreement will forthwith become null and void and remedies for any knowing breach will include damages, attorneys' fees, and other remedies that are otherwise available at law or in equity.

SECTION 11.  LIMITED SURVIVAL
             ----------------

      11.1 Survival.  The respective  representations and warranties,  covenants
           --------
and agreements of the parties to this Agreement shall not survive the Closing Date, except for the representations and warranties, covenants and agreements contained in Sections 3.23, 5.15, 5.17, 5.20, 5.21, 8 and 9, which shall survive the Closing.

SECTION 12.    MISCELLANEOUS.
               -------------

       12.1  Headings.  The  section  headings  herein  are for  convenience  of
             --------
reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof. References to Sections, unless otherwise indicated, are references to Sections of this Agreement.

      12.2 Notices.  All notices to be given  pursuant to this  Agreement to any
           -------
party must be in writing and will be deemed to have been validly given:

      (a) if delivered by hand or by overnight delivery to such party (if an individual) or to an officer or agent of such party at its address given below; or

      (b) if delivered by facsimile transmission, to such party at its address given below.

      The address of each party for the purposes of this Agreement is as follows:

                  If to Sellers:

                  Mr. Richard S. Pardes
                  Columbia Equities, Ltd.
                  150 White Plains Road
                  Tarrytown, NY 10591

                  Fax Number:  (914) 631-4269

                  With a copy to:

                  Robert M. Pardes
                  Columbia Equity, Ltd.
                  150 White Plains Road
                  Tarrytown, NY 10591

                  Fax Number:   (914) 631-4269

                  Richard J. Melnick, Esquire
                  Greenberg Traurig
                  1750 Tysons Blvd.
                  Suite 1200
                  McLean, VA  22102

                  Fax Number:  (703) 749-1301



                  Mail to:
                  -------

                  If to Buyer:

                  John R. Garbarino
                  President and Chief Executive Officer
                  OceanFirst Bank
                  975 Hooper Avenue
                  Toms River, New Jersey 08753

                  Fax Number:  (732) 349-5070

                  With a copy to:
                  Muldoon, Murphy & Faucette
                  5101 Wisconsin Avenue, N.W.
                  Washington, DC 20016
                  Attn: Lori M. Beresford

                  Fax Number:  (202) 966-9409


      Either party may by notice to the other change its address for notice and will so change its address for notice whenever its existing address for notice ceases to be adequate for delivery both by hand and by facsimile.

      Notices so given will be deemed to be given and received:

      (c) on the date of delivery, if delivered by hand or by overnight delivery service; and

      (d) if sent by facsimile, on the date transmission is confirmed by the recipient.

      12.3 Assignment.  This Agreement and all provisions hereof will be binding
           ----------
upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interest, or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and PROVIDED that no party hereto or successor or assignee has the ability to subrogate any other person to any right or obligation under this Agreement.

      12.4 Entire Agreement.  This Agreement (including the Exhibits,  Schedules
           ----------------
and Disclosure Schedule hereto) embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior written or oral commitments, arrangements or understandings with respect thereto (other than the Confidentiality Agreement, which will terminate at the Closing). There is no restriction, agreement, promise, warranty, covenant or undertaking with respect to the transactions contemplated hereby and thereby other than those expressly set forth herein or therein.

      12.5  Amendment, Waiver.
            -----------------

      (a) This Agreement may only be amended or modified in writing signed by the party or parties against whom enforcement of any such amendment or modification is sought.

      (b) Any party hereto may, by an instrument in writing, waive compliance with any term or provision of this Agreement on the part of such other party or parties hereto. The waiver by any party hereto of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

      12.6  Counterparts.  This  Agreement  may  be  executed  in  two  or  more
            ------------
counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

      12.7  Governing  Law. This  agreement  will be governed by the laws of the
            --------------
State of New Jersey (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect and performance.

      12.8 Severability.  If any one or more of the provisions of this Agreement
           ------------
is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and Sellers and Buyer will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent hereof. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

      12.9 No Third  Person  Beneficiaries.  This  Agreement  is not intended to
           -------------------------------
confer upon any other Person other than the parties hereto, any rights or remedies hereunder.

      12.10  No Agreement until signed by all parties.  Nothing in this document
             ----------------------------------------
will constitute an offer capable of acceptance or an agreement of any kind until this document is executed and delivered by each of the parties. Facsimile signatures received by each of the parties hereto will be binding under this Agreement.

      12.11  Invalidity.  In the  event  that any one or more of the  provisions
             ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

      12.12  Publicity.  The  parties  shall  mutually  agree as to the form and
             ---------
substance of any press release relating to this Agreement or the Transaction contemplated hereby and shall consult with each other as to the form and substance of other public disclosure related thereto; provided, however, that nothing contained herein shall prohibit any party, following notification to the other party, from making any disclosure which its counsel deems necessary.

      12.13  Disclosure  Schedule.  Any  information set forth on the Disclosure
             --------------------
Schedule with respect to a particular Section of this Agreement shall be deemed disclosed for purposes of any other Section of this Agreement and for this Agreement generally.

      12.14.  Power  of  Attorney.  In the  event of the death, incompetence, or
              -------------------
other disability of Seller prior to the Closing Date, by signing this Agreement, Seller irrevocably grants to Robert M. Pardes power of attorney to carry out the terms of this Agreement on behalf of Seller, the Company and/or Seller's estate, and, Buyer shall recognize the Power of Attorney granted by this Section, provided same is sufficient as a matter of law to effectuate the transaction contemplated herein.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    SELLER


                                    /s/ Richard S. Pardes
                                    -----------------------------------------
                                    Richard S. Pardes



                                    COLUMBIA EQUITIES, Ltd.


                                    By: /s/ Robert M. Pardes
                                        -------------------------------------
                                    Name:  Robert M. Pardes
                                    Title: President


                                    OCEANFIRST BANK


                                    By: /s/ John R. Garbarino
                                        -------------------------------------
                                    Name:  John R. Garbarino
                                    Title: Chairman of the Board, President,
                                            Chief Executive Officer